MDU Resources Group, Inc.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On May 30, 2023, MDU Resources Group, Inc. (“MDU Resources”, the “Company”, “we”, “our” and “us”) entered into a Separation and Distribution Agreement (the "Separation and Distribution Agreement") with Knife River Corporation (formerly known as Knife River Holding Company) (“Knife River”). The Separation was structured as a tax-free spin-off, whereby MDU Resources distributed approximately 90% of the outstanding shares of Knife River common stock on a pro rata basis to MDU Resources stockholders (the “Distribution”). The Distribution became effective at 11:59 p.m., Eastern Time, on May 31, 2023 (the “Separation Date”, the "Distribution Date"). On the Distribution Date, each holder of record of MDU Resources common stock received one share of Knife River common stock for every four shares of MDU Resources common stock held. Knife River Corporation is now an independent public company that trades under the symbol “KNF” on the New York Stock Exchange. After the Distribution, MDU Resources no longer consolidates Knife River into its financial results (the entire transaction being referred to as the “Separation”).

The unaudited pro forma consolidated financial statements have been derived from the Company’s historical audited and unaudited consolidated financial statements and give effect to the Separation. The following unaudited pro forma consolidated statements of income for the three months ended March 31, 2023, and for each of the years ended December 31, 2022, 2021 and 2020 reflect the Company’s results as if the Separation had occurred as of January 1, 2020, to reflect the reclassification of Knife River as discontinued operations for all periods presented. The unaudited pro forma consolidated balance sheet as of March 31, 2023, assumes that the Separation had occurred on March 31, 2023. Certain incremental transactions not related to the historical Knife River business including the settlement of MDU Resources debt, the incurrence of new MDU Resources debt, the establishment of a transition services agreement between MDU Resources and Knife River, and MDU Resources' 10% ownership interest in Knife River, are presented as transaction accounting adjustments and given effect in the unaudited pro forma consolidated statements of earnings as if they had occurred on January 1, 2022. After the date of the Separation, the historical financial results of Knife River will be reflected in our consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods.

    The unaudited pro forma consolidated financial statements have been prepared based upon the best available information and management estimates and are subject to assumptions and adjustments described below and in the accompanying notes to those financial statements. They are not intended to be a complete presentation of the Company’s results of operations or financial position had the Separation occurred as of and for the periods indicated. In addition, the unaudited pro forma consolidated financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s future results of operations or financial position had the Separation been completed on the dates assumed. The actual results of operations and financial position may differ significantly from the amounts in the unaudited pro forma consolidated financial statements due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date.

The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with:

•the historical audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in MDU Resources’ Form 10-K for the year ended December 31, 2022, and

•the historical unaudited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations included in MDU Resources’ Form 10-Q for the three months ended March 31, 2023, and

•the historical audited and unaudited consolidated financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Knife River Form 10-Q for the three months ended March 31, 2023 and the amended Form 10 filed with the Securities and Exchange Commission on May 8, 2023. Certain reclassifications have been made to the historical presentation of Knife River to conform to the presentation used by MDU Resources.

The “As Reported” column in the unaudited pro forma consolidated financial statements reflects MDU Resources’ historical audited and unaudited financial statements for the periods presented and does not reflect any adjustments related to the Separation and related events.

The adjustments included within the “Knife River Separation” column of the unaudited pro forma consolidated financial statements are consistent with the guidance for discontinued operations, ASC 205, Presentation of Financial Statements – Discontinued Operations (“ASC 205”), under GAAP. This information was derived from our historical audited and unaudited consolidated financial statements and accounting records for the three months ended March 31, 2023, and for each of the three fiscal years ended December 31, 2022, 2021 and 2020. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2023. The unaudited pro forma consolidated statement of income does not give effect to any gains or charges associated with changes in fair value of MDU Resources' remaining 10% ownership interest in Knife River due to changes in the share price of ordinary shares subsequent to the Separation. MDU Resources will prospectively measure its remaining 10% ownership interest in Knife River at fair value. This ownership interest and the related earnings impact from subsequent changes in fair value in the ownership interest will be recognized in continuing operations.

The unaudited pro forma consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020. The unaudited pro forma consolidated financial statements do not include adjustments to reflect any potential synergies or dis-synergies that may result from the Separation.

MDU Resources Group, Inc.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Three Months Ended March 31, 2023

	As Reported	Knife River Separation (a)	Transaction Accounting Adjustments		Pro Forma
	(In thousands, except per share amounts)
Operating revenues:
Electric, natural gas distribution and regulated pipeline	$673,757	$—	$—		$673,757
Non-regulated pipeline, construction materials and contracting, construction services and other	1,063,580	(307,900)	529	(J)	756,209
Total operating revenues	1,737,337	(307,900)	529		1,429,966
Operating expenses:
Operation and maintenance:
Electric, natural gas distribution and regulated pipeline	101,866	—	—		101,866
Non-regulated pipeline, construction materials and contracting, construction services and other	1,002,876	(309,371)	(4,383)	(G), (J)	689,122
Total operation and maintenance	1,104,742	(309,371)	(4,383)		790,988
Purchased natural gas sold	371,015	—	—		371,015
Depreciation, depletion and amortization	81,862	(29,629)	—		52,233
Taxes, other than income	80,890	(13,462)	—		67,428
Electric fuel and purchased power	24,356	—	—		24,356
Total operating expenses	1,662,865	(352,462)	(4,383)		1,306,020
Operating income	74,472	44,562	4,912		123,946
Other income	10,868	(826)	—		10,042
Interest expense	38,020	(9,496)	2,635	(K), (L), (M)	31,159
Income before income taxes	47,320	53,232	2,277		102,829
Income taxes	8,977	11,912	(352)	(O)	20,537
Income from continuing operations	$38,343	$41,320	$2,629		$82,292
Earnings per share - basic
Income from continuing operations	$0.19	$—	$—		$0.40
Earnings per share - diluted
Income from continuing operations	$0.19	$—	$—		$0.40
Weighted average common shares outstanding – basic	203,624	—	—		203,624
Weighted average common shares outstanding - diluted	203,910	—	—		203,910

See accompanying notes to unaudited pro forma consolidated financial statements.

MDU Resources Group, Inc.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2022

	As Reported	Knife River Separation (a)	Transaction Accounting Adjustments		Pro Forma
	(In thousands, except per share amounts)
Operating revenues:
Electric, natural gas distribution and regulated pipeline	$1,735,759	$—	$—		$1,735,759
Non-regulated pipeline, construction materials and contracting, construction services and other	5,238,105	(2,534,729)	1,633	(J)	2,705,009
Total operating revenues	6,973,864	(2,534,729)	1,633		4,440,768
Operating expenses:
Operation and maintenance:
Electric, natural gas distribution and regulated pipeline	374,708	—	—		374,708
Non-regulated pipeline, construction materials and contracting, construction services and other	4,604,149	(2,165,506)	(7,032)	(G), (J), (N)	2,431,611
Total operation and maintenance	4,978,857	(2,165,506)	(7,032)		2,806,319
Purchased natural gas sold	757,883	—	—		757,883
Depreciation, depletion and amortization	327,826	(117,797)	—		210,029
Taxes, other than income	243,338	(57,131)	—		186,207
Electric fuel and purchased power	92,007	—	—		92,007
Total operating expenses	6,399,911	(2,340,434)	(7,032)		4,052,445
Operating income	573,953	(194,295)	8,665		388,323
Other income	7,379	5,353	736	(L), (N)	13,468
Interest expense	119,273	(30,121)	31,792	(K), (L), (M)	120,944
Income before income taxes	462,059	(158,821)	(22,391)		280,847
Income taxes	94,783	(42,602)	8,138	(O), (P), (Q)	60,319
Income from continuing operations	$367,276	$(116,219)	$(30,529)		$220,528
Earnings per share - basic
Income from continuing operations	$1.81	$—	$—		$1.08
Earnings per share - diluted
Income from continuing operations	$1.81	$—	$—		$1.08
Weighted average common shares outstanding – basic	203,358	—	—		203,358
Weighted average common shares outstanding - diluted	203,462	—	—		203,462

See accompanying notes to unaudited pro forma consolidated financial statements.

MDU Resources Group, Inc.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2021

	As Reported	Knife River Separation (a)	Transaction Accounting Adjustments		Pro Forma
	(In thousands, except per share amounts)
Operating revenues:
Electric, natural gas distribution and regulated pipeline	$1,390,343	$—	$—		$1,390,343
Non-regulated pipeline, construction materials and contracting, construction services and other	4,290,390	(2,228,930)	2,008	(J)	2,063,468
Total operating revenues	5,680,733	(2,228,930)	2,008		3,453,811
Operating expenses:
Operation and maintenance:
Electric, natural gas distribution and regulated pipeline	366,586	—	—		366,586
Non-regulated pipeline, construction materials and contracting, construction services and other	3,712,037	(1,883,415)	624	(J)	1,829,246
Total operation and maintenance	4,078,623	(1,883,415)	624		2,195,832
Purchased natural gas sold	483,118	—	—		483,118
Depreciation, depletion and amortization	299,214	(100,974)	—		198,240
Taxes, other than income	211,454	(53,464)	—		157,990
Electric fuel and purchased power	74,105	—	—		74,105
Total operating expenses	5,146,514	(2,037,853)	624		3,109,285
Operating income	534,219	(191,077)	1,384		344,526
Other income	26,416	(1,355)	—		25,061
Interest expense	93,984	(19,218)	—	(K)	74,766
Income before income taxes	466,651	(173,214)	1,384		294,821
Income taxes	88,920	(43,459)	338	(O)	45,799
Income from continuing operations	$377,731	$(129,755)	$1,046		$249,022
Earnings per share - basic
Income from continuing operations	$1.87	$—	$—		$1.23
Earnings per share - diluted
Income from continuing operations	$1.87	$—	$—		$1.23
Weighted average common shares outstanding – basic	202,076	—	—		202,076
Weighted average common shares outstanding - diluted	202,383	—	—		202,383

See accompanying notes to unaudited pro forma consolidated financial statements.

MDU Resources Group, Inc.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2020

	As Reported	Knife River Separation (a)	Transaction Accounting Adjustments		Pro Forma
	(In thousands, except per share amounts)
Operating revenues:
Electric, natural gas distribution and regulated pipeline	$1,249,146	$—	$—		$1,249,146
Non-regulated pipeline, construction materials and contracting, construction services and other	4,283,604	(2,178,002)	2,135	(J)	2,107,737
Total operating revenues	5,532,750	(2,178,002)	2,135		3,356,883
Operating expenses:
Operation and maintenance:
Electric, natural gas distribution and regulated pipeline	353,184	—	—		353,184
Non-regulated pipeline, construction materials and contracting, construction services and other	3,675,078	(1,823,010)	417	(J)	1,852,485
Total operation and maintenance	4,028,262	(1,823,010)	417		2,205,669
Purchased natural gas sold	390,269	—	—		390,269
Depreciation, depletion and amortization	285,100	(89,626)	—		195,474
Taxes, other than income	217,253	(50,868)	—		166,385
Electric fuel and purchased power	66,941	—	—		66,941
Total operating expenses	4,987,825	(1,963,504)	417		3,024,738
Operating income	544,925	(214,498)	1,718		332,145
Other income	26,711	(835)	—		25,876
Interest expense	96,519	(20,576)	—	(K)	75,943
Income before income taxes	475,117	(194,757)	1,718		282,078
Income taxes	84,590	(47,432)	419	(O)	37,577
Income from continuing operations	$390,527	$(147,325)	$1,299		$244,501
Earnings per share - basic
Income from continuing operations	$1.95	$—	$—		$1.22
Earnings per share - diluted
Income from continuing operations	$1.95	$—	$—		$1.22
Weighted average common shares outstanding – basic	200,502	—	—		200,502
Weighted average common shares outstanding - diluted	200,571	—	—		200,571

See accompanying notes to unaudited pro forma consolidated financial statements.

MDU Resources Group, Inc.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 31, 2023

	As Reported	Knife River Separation (a)	Transaction Accounting Adjustments		Pro Forma
	(In thousands, except share and per share amounts)
Assets:
Current assets:
Cash and cash equivalents	$93,189	$(2,520)	$220,337	(D), (E), (F), (I)	$311,006
Receivables, net	1,291,949	(205,564)	14,611	(C)	1,100,996
Inventories	425,834	(373,215)	—		52,619
Current regulatory assets	216,318	—	—		216,318
Prepayments and other current assets	81,424	(34,899)	—		46,525
Total current assets	2,108,714	(616,198)	234,948		1,727,464
Noncurrent assets:
Property, plant and equipment	9,475,608	(2,512,655)	—		6,962,953
Less accumulated depreciation, depletion and amortization	3,322,894	(1,195,287)	—		2,127,607
Net property, plant and equipment	6,152,714	(1,317,368)	—		4,835,346
Goodwill	763,500	(274,540)	—		488,960
Other intangible assets, net	16,334	(12,763)	—		3,571
Regulatory assets	349,500	—	—		349,500
Investments	172,467	(35,543)	98,191	(B)	235,115
Operating lease right-of-use assets	118,052	(43,995)	—		74,057
Other	161,306	(10,341)	1,760	(E), (F), (H)	152,725
Total noncurrent assets	7,733,873	(1,694,550)	99,951		6,139,274
Total assets	$9,842,587	$(2,310,748)	$334,899		$7,866,738
Liabilities and Stockholder's Equity:
Current liabilities:
Short-term borrowings	$501,500	$(208,000)	$123,000	(D), (E), (F)	$416,500
Long-term debt due within one year	78,031	(30,211)	—	(D)	47,820
Accounts payable	547,188	(113,057)	4,175	(C), (I)	438,306
Taxes payable	73,914	1,402	2,279	(Q)	77,595
Dividends payable	45,306	—	—		45,306
Accrued compensation	65,509	(14,010)	—		51,499
Operating lease liabilities due within one year	34,975	(12,981)	—		21,994
Regulatory liabilities due within one year	44,395	—	—		44,395
Other accrued liabilities	245,511	(73,149)	38,972	(D), (E), (G), (H), (I)	211,334
Total current liabilities	1,636,329	(450,006)	168,426		1,354,749
Noncurrent liabilities:
Long-term debt	2,769,037	(577,138)	124,344	(D), (E), (F)	2,316,243
Deferred income taxes	642,069	(175,062)	13,196	(P)	480,203
Asset retirement obligations	409,547	(33,462)	—		376,085
Regulatory liabilities	454,669	—	—		454,669
Operating lease liabilities	83,632	(31,014)	—		52,618
Other	271,922	(62,154)	(2,982)	(C), (H), (I)	206,786
Total noncurrent liabilities	4,630,876	(878,830)	134,558		3,886,604
Commitments and contingencies
Stockholder’s equity:
Common stock, Authorized - 500,000,000 shares, $1.00 par value Shares issued - 204,162,814 at March 31, 2023	204,163	—	(539)	(B)	203,624
Other paid-in capital	1,461,294	(552,538)	(6,395)	(B), (C), (H)	902,361
Retained earnings	1,943,917	(441,680)	35,223	(B), (E), (G), (P), (Q)	1,537,460
Accumulated other comprehensive income (loss)	(30,366)	12,306	—		(18,060)
Treasury stock at cost - 538,921 shares	(3,626)	—	3,626	(B)	—
Total stockholder’s equity	3,575,382	(981,912)	31,915		2,625,385
Total liabilities and stockholder’s equity	$9,842,587	$(2,310,748)	$334,899		$7,866,738
See accompanying notes to unaudited pro forma consolidated financial statements

MDU Resources Group, Inc.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Knife River Separation:

(A)Reflects the discontinued operations, including associated assets, liabilities, and equity and results of operations attributable to Knife River which were included in the Company’s historical audited and unaudited consolidated financial statements. In accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations, the amounts exclude the following:

i.General corporate overhead costs which were historically allocated to Knife River that do not meet the requirements to be presented in discontinued operations. Such allocations include, but are not limited to, finance, legal, information technology, human resources, communications, procurement, tax, treasury, insurance and other expenses related to MDU Resources’ corporate functions that historically provided support to Knife River.

ii.The impact of intercompany activity between MDU Resources and Knife River, including intercompany purchases and sales and intercompany receivables and payables that were eliminated in consolidation.

Transaction Accounting Adjustments:

(B)Reflects the retirement of 538,921 shares of MDU Resources common stock held in Treasury stock at cost, which MDU Resources will retain legal ownership of from a subsidiary of Knife River Corporation as part of the Separation. This adjustment also reflects the carrying value of 5,656,219 shares of Knife River common stock, representing approximately 10% ownership interest in Knife River Corporation retained by MDU Resources based on the historic Knife River Corporation equity of $981,912 thousand as of March 31, 2023, totaling $98,191 thousand. The value of MDU Resources' investment in Knife River Corporation is presented in Investments and in Retained earnings.

(C)Reflects the establishment of third-party receivable and payable balances between MDU Resources and Knife River that were historically recorded as intercompany transactions and eliminated in consolidation on the unaudited pro forma consolidated balance sheet as of March 31, 2023, as follows:

As of March 31, 2023
(In thousands)
Receivables, net	$14,611
Accounts payable	$10,253
Other noncurrent liabilities	$8,795
Other paid-in capital	$(4,437)

(D)Reflects the transfer of $821,189 thousand Cash and cash equivalents from Knife River to Centennial Energy Holdings, Inc., a subsidiary of MDU Resources, for the settlement of its outstanding intercompany loans and interest owed. Knife River funded the cash transfer using third-party debt obtained on May 31, 2023, as part of the Separation. The settled balances consist of $208,000 thousand held in Short-term borrowings, $30,000 thousand held in Long-term debt due within one year, and $576,780 thousand held in Long-term debt, as well as the settlement of $6,409 thousand of accrued interest in Other accrued liabilities. Given that the intercompany loans and interest were historically associated with Knife River, the reduction of the obligations is reflected in the Knife River Separation column of the unaudited pro forma consolidated balance sheet. MDU resources subsequently used the cash received to retire third-party debt obligations of Centennial Energy Holdings, Inc. totaling $821,189 thousand, as such, there is no net impact to cash, short-term or long-term debt as a result of this adjustment. Refer to adjustment (K) below for the Interest expense impact of this transaction in the unaudited pro forma consolidated statements of income.

(E)As a result of the Separation, MDU Resources retired additional third-party debt obligations totaling $347,035 thousand associated with senior notes, commercial paper, term loans, and a revolving credit facility. This adjustment reflects the settlement of $27,000 thousand of Short-term borrowings and $320,035 thousand of Long-term debt. Additionally, this adjustment reflects the write-off of $685 thousand of unamortized debt issuance costs in Other noncurrent assets and $349 thousand of debt discount in Long-term debt as well as the accrual of $5,300 thousand of debt breakage fees in Other accrued liabilities, all of which are offset in Retained earnings. Refer to adjustment (L) below for the impact of this transaction in the unaudited pro forma consolidated statements of income.

In total, as a result of the Separation, MDU Resources settled $1,168,224 thousand of third-party debt obligations consisting of $821,189 thousand from intercompany loan repayments as described in adjustment (D) and the cash payment of $347,035 thousand described in this adjustment.

(F)Reflects the expected incurrence of a term loan by MDU Resources in an aggregate principal amount of $375,000 thousand, with a maturity of two years and interest rate of 6.20%. Total deferred debt issuance costs associated with such indebtedness are estimated to be $1,272 thousand, which will be amortized to Interest expense over the term of the loan and are reflected as a reduction to Long-term debt.

This adjustment also includes a 5-Year Revolving Credit Facility of $200,000 thousand, of which $90,000 thousand will be utilized as of the Separation Date classified in Long-term debt, and a 364 Day Revolving Credit Facility of $150,000 thousand, of which $150,000 thousand will be utilized as of the Separation Date and classified in Short-term borrowings that MDU Resources expects to enter into in connection with the Separation. Utilization of the revolving credit facilities is based on projected seasonal borrowing needs. The associated debt issuance costs of $3,393 thousand are recorded to Other noncurrent assets and amortized to Interest expense over the terms of the credit facilities. Refer to adjustment (M) below for the impact of this transaction in the unaudited pro forma consolidated statements of income.

(G)As of March 31, 2023, MDU Resources had incurred $13,949 thousand of Separation costs. These costs, historically recorded in Non-regulated operating expenses, will be included as a component of discontinued operations following the Separation. As such, this adjustment reflects the elimination of $4,514 thousand and $9,435 thousand of Separation costs from MDU Resources' results for continuing operations in the three months ended March 31, 2023 and the year ended December 31, 2022, respectively. Subsequent to March 31, 2023, MDU Resources anticipates it will incur additional non-recurring costs of approximately $41,159 thousand to complete the Separation. These costs primarily relate to legal and tax transaction advisory fees and are reflected as an accrual to Other accrued liabilities on the unaudited pro forma consolidated balance sheet as of March 31, 2023, with the offsetting balance recorded to Retained earnings. As these costs will also be recorded as a component of discontinued operations following the Separation, the unaudited consolidated statement of income is not adjusted to include this amount.

(H)Reflects $948 thousand in Other noncurrent assets, $906 thousand in Other accrued liabilities, and $1,171 thousand in Other noncurrent liabilities associated with additional employee-related obligations and assets of active employees expected to be transferred from MDU Resources to Knife River as part of the separation. These assets and liabilities primarily relate to vacation accruals, the Supplemental Income Security Plan (SISP), Deferred Compensation Plan, Nonqualified Defined Contribution Plan and Retiree Reimbursement Account. Expenses associated with the active employees who will be transferred from MDU Resources to Knife River are not expected to be material.

(I)Through the creation of a new captive insurance entity as a stand-alone business, Knife River will receive certain assets and liabilities from MDU Resources to cover the actuarial estimated costs of known and unknown insured casualty claims associated with Knife River. InterSource Insurance Company, a subsidiary of MDU Resources, will transfer $23,265 thousand of Cash and cash equivalents and liabilities of $6,581 thousand and $10,606 thousand recorded in Other accrued liabilities and Other noncurrent liabilities, respectively. As part of the cash transfer, MDU Resources will also concurrently settle $6,078 thousand of Accounts payable balances related to insurance reserves historically established by InterSource Insurance Company for which Knife River was identified as the primary obligor.

(J)Reflects adjustments to establish balances for third-party revenues and expenses related to services provided from MDU Resources to Knife River and vice versa which were historically recorded as intercompany transactions and eliminated in consolidation. This adjustment reflects incremental revenues of $529 thousand, $1,633 thousand, $2,008 thousand and $2,135 thousand for the three months ended March 31, 2023 and for the years ended December 31, 2022, 2021 and 2020, respectively, as well as incremental operating expenses of $131 thousand, $1,016 thousand, $624 thousand and $417 thousand for the three months ended March 31, 2023 and for the years ended December 31, 2022, 2021 and 2020, respectively.

(K)In connection with the cash settlement of $821,189 thousand of intercompany loans and accrued interest between Centennial and Knife River described in adjustment (D) above, interest expense associated with the obligations was also removed from the historical results of MDU Resources. Associated interest expense consisted of $9,173 thousand for the three months ended March 31, 2023 and $28,700 thousand, $17,881 thousand and $19,222 thousand for the years ended December 31, 2022, 2021 and 2020, respectively. Given that the intercompany loans and accrued interest were historically associated with Knife River, the reduction of these costs is reflected in the Knife River Separation column of the unaudited pro forma consolidated statements of income.

(L)In connection with the repayment of certain debt obligations described in adjustment (E), this adjustment reflect a reduction to Interest expense of $4,753 thousand and $7,133 thousand for the three months ended March 31, 2023 and for the year ended December 31, 2022, respectively, as well as a reduction to Other income of $5,300 thousand related to debt breakage fees for the year ended December 31, 2022.

(M)Reflects the addition of estimated interest expense and amortization of deferred debt issuance costs related to the debt issuances described in note (F) above. Interest expense associated with the term loan was calculated assuming constant debt levels throughout the periods presented. Interest expense associated with the revolving credit facilities was calculated using management’s best estimate of seasonal utilization needs throughout the periods presented. A 0.125 percentage point change to the annual interest rate on the new indebtedness would change interest expense by approximately $139 thousand for the three months ended March 31, 2023 and $745 thousand for the year ended

December 31, 2022, respectively. The calculation of the incremental Interest expense recognized for the three months ended March 31, 2023 and the year ended December 31, 2022 is as follows:

	Three months ended March 31, 2023	Year ended December 31, 2022
	(In thousands)
Interest expense on new debt	$6,912	$37,023
Amortization of deferred debt issuance costs on new debt	$476	$1,902
Total interest expense	$7,388	$38,925

(N)In connection with the Separation, MDU Resources and Knife River entered into a transition services agreement whereby each party will provide certain post-Separation services on a transitional basis for eighteen months. As such, this adjustment reflects the impact of the transition services agreement, which includes services related to human resources, legal, tax, financial reporting, and shared services, among others. MDU Resources will provide services to Knife River of $6,036 thousand, resulting in Other income recognized for the year ended December 31, 2022. Knife River will provide services to MDU Resources of $1,387 thousand, resulting in incremental operating expenses for the year ended December 31, 2022. Following the first twelve months post-Separation, services provided between MDU Resources and Knife River are not expected to generate material revenues or expenses.

(O)Reflects the estimated income tax impact of the transaction accounting adjustments. For all periods, the adjustment was calculated by applying the statutory income tax rate, resulting in a reduction of income tax expense of $352 thousand and $7,337 thousand in the three months ended March 31, 2023 and the year ended December 31, 2022, and an increase in income tax expense of $338 thousand and $419 thousand for the years ended December 31, 2021 and 2020, respectively.

(P)Reflects deferred tax liabilities in Deferred income taxes and deferred tax expense in Income taxes of $13,196 thousand representing the temporary difference between the tax and book basis of the investment in Knife River.

(Q)Reflects a tax expense of $2,279 thousand in Income taxes related to Internal Revenue Code Section 311(b) gains for the year ended December 31, 2022. A liability of $2,279 thousand was recorded in Taxes payable and Retained earnings as of March 31, 2023.